Exhibit 10.2
CHAIRMAN COMPENSATION AGREEMENT
This CHAIRMAN COMPENSATION AGREEMENT (“Agreement”), dated as of June 2, 2014 and, except as otherwise specifically provided herein, effective as of January 1, 2015, by and between Equity One, Inc., a Maryland corporation (the “Company”), and Chaim Katzman (the “Chairman”).
RECITALS
The Chairman is the founder of the Company, acted as the Chief Executive Officer of the Company since its inception through March 31, 2007 and has acted as Chairman of the Company since its inception.
The Chairman is currently retained by the Company pursuant to a Chairman Compensation Agreement (as amended, the “Existing Chairman Compensation Agreement”), dated as of August 9, 2010, effective as of January 1, 2011, by and between the Company and the Chairman, and a Restricted Stock Agreement, dated as of August 9, 2010.
The Company recognizes that the Chairman’s talents, abilities and stature in the industry are unique and have been, and in the future will be, integral to the success of the Company. The Company believes that it is valuable to the Company to retain the services of the Chairman beyond the term of the Existing Chairman Compensation Agreement and that the Chairman’s continuing contribution to the growth of the Company in the future will be substantial. The Company desires to provide for the continued involvement of the Chairman beyond the term of the Existing Chairman Compensation Agreement on terms that will encourage the Chairman to continue to attempt to increase the value of the Company. The Chairman is willing to remain involved with the Company under the terms and conditions provided herein.
In order to effect the foregoing, the Company and the Chairman wish to enter into an agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follow:
The Company desires to continue to retain the Chairman as of and after the Effective Date (as defined below), on the terms and conditions set forth in this Agreement, and the Chairman desires to be so involved with the Company.
IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:
AGREEMENT

1.
Arrangement. The terms and conditions of the Chairman’s retention by the Company through December 31, 2014 are and shall continue to be governed by the terms and conditions set forth in the Existing Chairman Compensation Agreement. Unless the Existing Chairman Compensation Agreement is terminated on or prior to December 31, 2014 in accordance with the terms thereof (other than as a result or consequence of the expiration of the term thereof), then the “ Effective Date” of this Agreement shall be January 1, 2015. Commencing on the Effective Date, the terms and conditions of the Chairman’s retention by the Company shall be governed by the terms and conditions of this Agreement. In the event the Existing Chairman Compensation Agreement is terminated prior to December 31, 2014 in accordance with the terms thereof (other than as a result or consequence of the expiration of the term thereof), then this Agreement shall not become effective and the Company shall have no obligations or liabilities hereunder.

2.
Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and (subject to its earlier termination in accordance with the terms hereof) shall continue through December 31, 2017. Unless earlier terminated in accordance with the terms hereof, this Agreement and the Term automatically shall be renewed annually thereafter, unless either party gives the other party prior written notice at least 90 days before the expiration of the Term of that party’s intent not to renew this Agreement.

3.	Position and Duties.

(a)
Chairman. At all times during the Term, subject to the Chairman’s election to the Board and appointment as Chairman thereof, the Chairman shall serve as the Chairman of the Board of Directors of the Company (“Board”) and (except as provided in the next following sentence) shall report solely and directly to the Board. During the Term, the Chairman shall be reasonably available to management and to the Board between Board meetings to counsel and advise the Board and management, including providing advice to management with respect to operations, investments and divestitures. The Chairman shall have those powers and duties normally associated with such position and such other powers and duties as the Board properly may from time to time reasonably prescribe, provided that such other powers and duties are consistent with the Chairman’s position at that time, including, without limitation, such other duties as are not otherwise provided for herein and (unless otherwise agreed to by the Chairman) are not materially more burdensome that those previously performed by the Chairman. The Chief Executive Officer of the Company shall continue to report to the Chairman and the Board.

(b)
Director. During the Term, the Company agrees to nominate the Chairman as a member of the Board for each successive term and use reasonable good faith efforts to cause the Chairman to be elected as a member and appointed Chairman of the Board, including, without limitation, recommending the Chairman to be elected as a member of the Board in the proxy statement distributed to stockholders regarding the election of members of the Board; provided, however, that the Company’s obligations under the foregoing provisions of this Section 3(b) shall no longer apply if the Chairman has been removed from the Board pursuant to Section 5.8 of the Company’s charter (or under any similar future provision under the Company’s charter) or has not been elected to the Board at a prior annual meeting of shareholders for the election of members to the Board.

(c)
Other Activities by Chairman. The Company recognizes that the Chairman presently is involved and may in the future be involved with other ventures and businesses to which the Chairman will devote, from time to time, his business time, attention, skill and efforts. It is understood and agreed that the Chairman may, directly or indirectly, engage in other businesses in the United States provided such activities are not materially inconsistent with his duties as Chairman and as a Board member of the Company. Furthermore, the Chairman may, directly or indirectly, engage in any businesses, without limitation, outside the United States. The Company’s consent to such other activities shall not relieve the Chairman of any obligations that may exist at any time to disclose to the Company any related party transactions with the Company, nor shall such consent affect any practices, policies or procedures the Company may from time to time implement to manage or authorize any related party transactions. Without limitation to the foregoing, the Company acknowledges and consents to the Chairman investing in and managing real estate transactions and real estate properties, provided that such investments are not competitive with the activities and interests of the Company.

4.
Place of Performance. The Company agrees to provide the Chairman with the office he currently uses at the Company’s corporate headquarters in New York, New York, as well as an office in the Company’s offices in Florida. The Company will also make available to the Chairman offices of the Company in other locations and provide to the Chairman office space and the resources of the Company at such offices when the Chairman is in such other locations on the Company's and/or any of its subsidiaries' business. It is agreed that the Chairman is not required to perform any of his duties as Chairman at any of such offices or otherwise at any particular time or times and may engage in reasonable activities unrelated to the Company at such offices and may utilize the resources of the Company at such offices in such activities, including the reasonable use of personnel, equipment and telephone system. The Company also will provide the Chairman with the services of one assistant who shall be an employee of the Company.

5.	Payments and Related Matters.

(a)
Bonus. For each calendar year during the Term commencing with calendar year 2015, Chairman shall be eligible to receive a bonus (the “Bonus”) to be determined in the discretion of the Compensation Committee of the Board.

(b)	Share Based Compensation.
The Company previously has adopted a 2000 Executive Incentive Compensation Plan (the “Incentive Plan”). On the first business day following the Effective Date, the Company shall grant and issue to the Chairman, pursuant to the Incentive Plan and in the form of the Restricted Stock Agreement attached as Exhibit A, 255,000 shares of Restricted Stock (as defined in the Incentive Plan). The vesting as hereinafter provided of the specified portions of such shares of Restricted Stock is subject, however, to the continued retention of the Chairman hereunder on the Effective Date and as of each respective “Vesting Date”.
The aforesaid 255,000 shares of Restricted Stock shall vest as follows: 7,095 shares shall vest on January 31, 2015; and thereafter 7,083 shares shall vest on the last day of each calendar month for 35 consecutive calendar months, beginning February 28, 2015 and ending December 31, 2017.
The Chairman shall be entitled to receive dividends on and to vote all of the shares of Restricted Stock so granted and issued to the Chairman, whether such shares are vested or not, and the Company shall cause any Restricted Stock award made under the Incentive Plan in satisfaction of the Company’s obligation hereunder to so provide; provided, however, that, notwithstanding the foregoing, the Chairman shall not be entitled to receive on or with respect to any shares of Restricted Stock granted and issued pursuant to this Agreement any regular quarterly cash dividends that are declared by the Board and payable or distributable to the Company's stockholders of record prior to the Effective Date or to vote any such shares of Restricted Stock prior to the Effective Date but the Chairman shall be entitled to receive any special or extraordinary dividend or distribution to the Company's stockholders of record on or after the date hereof (including, without limitation, any securities issued or distributed to the Company's stockholders of record on or after the date hereof in connection with any stock split, recapitalization, stock exchange, merger, combination or other reorganization or similar transaction).

(c)
Expenses, Automobile, and Health Insurance. The Company shall reimburse the Chairman for all reasonable expenses incurred by him in the discharge of his duties hereunder, including travel expenses, upon the presentation of reasonably itemized statements of such expenses in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company. Any frequent flyer miles or points and similar benefits provided by hotels, credit card companies and others received by the Chairman in connection with his business travel shall be retained by the Chairman for his personal use.

In order to facilitate the Chairman’s ability to visit properties owned by the Company or under consideration for acquisition by the Company, and to generally facilitate the Chairman in the discharge of his duties, effective on or about June 2, 2014, and continuing during the Term, the Company shall provide Executive with the use of a suitable automobile, and the Company shall be responsible for all lease payments, insurance, maintenance, gasoline, parking and other reasonable costs associated therewith. The parties recognize that the use of an automobile is necessary for the Chairman to perform his duties hereunder. The Company recognizes and agrees that the Chairman (and anyone authorized by the Chairman) shall be permitted to use automobile for personal use at no charge to the Chairman, provided, however, that the Chairman shall be solely responsible for the payment of any income taxes attributable to the provision of such automobile benefits. Any use by Executive of private aircraft shall be subject to the Company’s Private and Chartered Aircraft Travel and Expense Reporting and Reimbursement Policy as that may be amended from time to time.
The Chairman is currently enrolled in the Company’s group dental insurance plan. To the extent that the Company continues to provide dental insurance to its executive officers, commencing on the execution of this Agreement and continuing during the Term, the Company shall provide dental insurance coverage to the Chairman and the Company shall bear all of the premiums associated with such dental insurance. Commencing on the next open enrollment period under the Company’s group medical and hospital insurance plan and continuing during the Term, and provided that the Chairman is eligible to participate in such plan, the Company shall provide Chairman and his eligible family members with coverage under the Company’s group medical and hospital insurance plan. The Company shall bear all of the premiums associated with such group medical and hospital insurance plan. The Chairman shall be solely responsible for the payment of any income taxes attributable to the provision of such dental insurance and medical insurance benefits.

(d)
Home Office. The Company shall provide, at the Company’s cost, the Chairman with cellular telephones and, at two residences maintained by the Chairman, with office furniture, business telephone lines and related telephone equipment, a computer and related peripherals, high speed Internet access, a copy machine, a facsimile machine and any other reasonably necessary office equipment. The parties recognize that the cellular telephones and at home offices are necessary for the Chairman to perform his duties hereunder. The Company recognizes and agrees that the Chairman (and any one authorized by the Chairman, including family members) shall be permitted to use the cellular telephones and at home office equipment and services for personal use at no charge to the Chairman, provided, however, that the Chairman shall be solely responsible for the payment of any income taxes attributable to the provision of such benefits.

(e)
Registration. The shares of Restricted Stock awarded to the Chairman in accordance with Section 5(b) above shall be covered by and issued pursuant to an effective registration statement on Form S-8 (or any successor or replacement form) under the Securities Act of 1933, as amended (the “Securities Act”).

(f)
Register Existing Shares. If, at any time during the term of this Agreement, the Company proposes to register any of its securities under the Securities Act, the Company shall give the Chairman the right and opportunity to register, each time that the Company so proposes, any or all securities of the Company held by the Chairman, including, any stock options and securities subject to such stock options. Nothing contained in this Agreement shall limit or modify any registration rights granted to the Chairman by the Company pursuant to any other contract or arrangement, including, without limitation, the Existing Chairman Compensation Agreement.

(g)
No Hedging. In consideration for his entitlement to receive incentive compensation as provided herein in the form of shares of Restricted Stock, the Chairman agrees that neither he nor any member of his immediate family (as such term is defined in paragraph (a)(iii) of Instruction 1 to Item 404(a) of Regulation S-K) nor any Controlled Private Entity (as hereinafter defined) will purchase any financial instruments (including puts, calls, options, derivative securities, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of the Company that (i) have been granted to the Chairman by the Company as part of the compensation of the Chairman (including the Restricted Stock granted and issued pursuant to this Agreement) or (ii) are held by the Chairman, by any member of his immediate family or by any entity that (A) is not a “publicly traded company” (which term includes, without limitation, any company that files reports with the Securities and Exchange Commission, whether voluntarily, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as a result of having a class of its securities registered pursuant to Section 12 of the Exchange Act; any company whose securities are quoted or traded on any domestic over-the-counter or other securities market; and any company whose securities are listed for trading or quoted on any foreign stock exchange, foreign over-the-counter market or other foreign securities market), and (B) of which at least 75% of the equity interests (whether directly or through one or more intermediaries) are owned by the Chairman and/or the Chairman’s immediate family member(s) (as such term is defined in paragraph (a)(iii) of Instruction 1 to Item 404(a) of Regulation S-K) (a “Controlled Private Entity”). Solely for purposes of clause (B) above in determining the percentage of the equity interests in any company that is owned through one or more intermediaries by the Chairman and/or the Chairman’s immediate family member(s), the Chairman and/or the Chairman’s immediate family member(s) shall be deemed to own only that equity percentage that is the product of their ownership interest in the successive layers of ownership. By way of example only, if the Chairman and/or the Chairman’s immediate family member(s) own 80% of the equity interest in company A, which in turn owns 60% of the equity interest in company B, then the Chairman and/or the Chairman’s immediate family member(s) shall be deemed to own a 48% equity interest in company B.

6.	Termination. This Agreement may be terminated during the Term under the following circumstances:

(a)	Death. This Agreement shall terminate automatically upon the Chairman’s death.

(b)
Disability. If, as a result of the Chairman’s incapacity due to physical or mental illness, the Chairman shall have been substantially unable to perform his duties hereunder for an entire period in excess of one hundred twenty (120) days in any 12-month period, the Company shall have the right to terminate this Agreement as a result of the Chairman’s “Disability”, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

(c)
Without Cause. The Company shall have the right, subject to appropriate action of the Board, to terminate this Agreement for any reason or for no reason, which termination shall be deemed to be without Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. The Company shall not take action under this subsection (c) unless and until the Company has delivered to the Chairman a copy of a resolution duly adopted by sixty-six and two-thirds (66-2/3) or more of the Board (excluding Chairman and any officer or employee of the Company for purposes of determining such threshold) at a meeting of the Board called and held for such purpose, approving and authorizing such action.

(d)
Cause. The Company shall have the right, subject to appropriate action of the Board, to terminate this Agreement with Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, the Company shall have “Cause” to terminate this Agreement upon the Chairman’s:

(i)	Breach of any material provisions of this Agreement;

(ii)	Indictment for a felony, capital crime or any crime involving moral turpitude, including, but not limited to, crimes involving illegal drugs; or

(iii)
Willful misconduct in or relating to the performance of Chairman’s duties, using property, or while on the premises, of the Company or any of its subsidiaries or while acting or purporting to act as a director of the Company or any of its subsidiaries.

For purposes of this Section 6(d), no act, or failure to act, by the Chairman shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company; provided, however, that the willful requirement outlined in paragraphs (iii) above shall be deemed to have occurred if the Chairman’s action or non-action continues for more than ten (10) days after the Chairman has received written notice of the inappropriate action or non-action. Failure to achieve performance goals, in and of itself, shall not be grounds for a termination with Cause.

Cause shall not exist under paragraph (i) or (iii) above unless and until the Company has delivered to the Chairman a copy of a resolution duly adopted by sixty-six and two-thirds percent (66-2/3%) or more of the Board (excluding the Chairman and any officer or employee of the Company for purposes of determining such threshold) at a meeting of the Board called and held for such purpose, finding that, in the good faith opinion of the Board, the Chairman was guilty of the conduct set forth in paragraph (i) or (iii) and specifying the particulars thereof in detail. However, in the case of conduct described in paragraph (i), Cause will not be considered to exist unless (a) the Chairman is given notice of such breach and (b) if such breach can reasonably be cured within forty-five (45) days, such breach has been cured within forty-five (45) days after the date of such notice to the satisfaction of sixty-six and two-thirds percent (66-2/3%) or more of the Board (excluding the Chairman and any officer or employee of the Company for purposes of determining such threshold) or, if such breach cannot reasonably be cured within such forty-five (45) days, the Chairman has promptly commenced to cure such breach, has thereafter diligently taken all appropriate steps to cure such breach as quickly are reasonably practical and has cured such breach within ninety (90) days after the date of such notice, all to the satisfaction of sixty-six and two-thirds percent (66-2/3%) or more of the Board (excluding the Chairman and any officer or employee of the Company for purposes of determining such threshold).

(e)
Voluntary Termination by the Chairman. The Chairman shall have the right at any time to terminate this Agreement by providing the Company with Notice of Termination as provided in Section 7 below. Any termination pursuant to this paragraph shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

(f)	Termination of Agreement for Good Reason. The Chairman shall have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, “Good Reason” means:

(i)
the material breach by the Company of any of its agreements set forth herein and the failure of the Company to correct such breach within thirty (30) days after the receipt by the Company of written notice from the Chairman specifying in reasonable detail the nature of such breach; or

(ii)	subject to Section 3(b), failure to recommend to the Company’s stockholders the Chairman’s election to the Board or the failure of the Board to nominate or elect him as Chairman of the Board.

(g)
Termination by Company’s Shareholders. If the Chairman is removed from the Board, as provided in Section 5.8 of the Company’s charter (or under any similar future provision under the Company’s charter), then this Agreement shall immediately terminate. For purposes of Section 8 of this Agreement, termination pursuant to this subsection (g) shall be considered “termination with Cause.”

7.	Termination Procedure.

(a)
Notice of Termination. Any termination of this Agreement by the Company or by the Chairman during the Term, except termination due to the Chairman’s death pursuant to Section 6(a), shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that states the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination under the provision so stated. Any Notice of Termination given by the Chairman shall be deemed a resignation by the Chairman as Chairman of the Board and as a member of the Board; provided, however, that the Board may, in its sole and absolute discretion, waive such resignation without affecting the Chairman's rights hereunder as a result of his giving such Notice of Termination.

(b)
Date of Termination. “Date of Termination” shall mean (i) if the Chairman shall die or become incapacitated (as contemplated by Section 6(b)), the date of his death or Disability, and (ii) if this Agreement is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such Notice of Termination) set forth in such Notice of Termination.

8.	Payments Upon Termination.

(a)	Disability; Death. If on or after the Effective Date this Agreement is terminated as a result of the Chairman’s death pursuant to Section 6(a) or his Disability pursuant to Section 6(b):

(i)
all unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination that would have vested during the 90-day period following his death or Disability shall fully vest as of the Date of Termination, and all other unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company (with it being agreed and understood, for avoidance of doubt, that, if the Chairman's death or Disability occurs prior to the Effective Date, none of the Restricted Stock that is to be granted and issued under this Agreement will be issued or become vested);

(ii)
the Company shall reimburse the Chairman, pursuant to Section 5(c) hereof, or his estate, as the case may be, for reasonable expenses incurred by the Chairman but not reimbursed by the Company prior to such termination; and

(iii)
the Chairman shall be entitled to such other rights, compensation and/or benefits as may be due to the Chairman in accordance with the terms and provisions of any agreements, plans or programs of the Company, including, without limitation, any bonus or other compensation that, pursuant to the terms hereof or any other written agreement between the Company and the Chairman, has been earned or declared, but not yet paid or delivered to the Chairman, as of the Date of Termination (but shall no longer be entitled to any benefits under this Agreement except for the termination payments specified herein).

(b)
Termination by Company Without Cause or Termination by the Chairman for Good Reason. If after the Effective Date this Agreement is terminated by the Company without Cause or if the Chairman terminates this Agreement for Good Reason:

(i)
in the case of termination by the Company without Cause or termination by the Chairman for Good Reason, all unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination that would have vested at any time in the 365 days following the Date of Termination shall fully vest as of the Date of Termination. In either event, all other unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company (with it being agreed and understood, for avoidance of doubt, that, if such a termination occurs prior to the Effective Date, none of the Restricted Stock that is to be granted and issued under this Agreement will be issued or become vested); and

(ii)	the Company shall reimburse the Chairman, pursuant to Section 5(c) hereof, for reasonable expenses incurred by the Chairman but not reimbursed by the Company prior to such Termination; and

(iii)
the Chairman shall be entitled to such other rights, compensation and/or benefits as may be due to the Chairman in accordance with the terms and provisions of any agreements, plans or programs of the Company, including, without limitation, any bonus or other compensation that, pursuant to the terms hereof or any other written agreement between the Company and the Chairman, has been earned or declared, but not yet paid or delivered to the Chairman, as of the Date of Termination (but shall no longer be entitled to any benefits under this Agreement except for the termination payments specified herein); and

(iv)
the Company shall continue Chairman’s and his eligible family member’s medical, hospital and dental insurance benefits under COBRA (to the extent COBRA is applicable), with the payments of any premiums made by the Company, until the earlier of (x) December 31, 2017, and (y) the end of Chairman’s COBRA eligibility.

(c)
Termination by the Company with Cause or By Chairman other than for Good Reason. If this Agreement is terminated by the Company with Cause or if the Chairman terminates this Agreement other than for Good Reason:

(i)
the Company shall reimburse the Chairman, pursuant to Section 5(c) hereof, for reasonable expenses incurred by the Chairman but not reimbursed by the Company prior to such termination, unless such termination resulted from a misappropriation of Company funds;

(ii)
all unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination that would have vested in the calendar month when the Date of Termination occurs shall fully vest as of the Date of Termination and all other unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company; and

(iii)
the Chairman shall be entitled to such other rights, compensation and/or benefits as may be due to the Chairman in accordance with the terms and provisions of any agreements, plans or programs of the Company, including, without limitation, any bonus or other compensation that, pursuant to the terms hereof or any other written agreement between the Company and the Chairman, has been earned or declared, but not yet paid or delivered to the Chairman, as of the Date of Termination (but shall no longer be entitled to any benefits under this Agreement except for the termination payments specified herein).

(d)
Tax Compliance Delay in Payment. If the Company reasonably determines that any payment or benefit due under this Section 8, or any other amount that may become due to Chairman after termination of this Agreement, is subject to Section 409A of the Code, and that Chairman is a “specified employee,” as defined in Code Section 409A, upon termination of this Agreement for any reason other than death, no amount may be paid to the Chairman earlier than six months after the date of termination of this Agreement, and payment shall be made, or commence to be made, as the case may be, on the date that is six months and one day after termination of this Agreement, together with interest at the rate of five percent (5%) per annum beginning with the date one day after termination of this Agreement until the date of payment.

(e)
Execution of a Release. Notwithstanding anything contained herein to the contrary, the Chairman’s right to receive any termination payments hereunder and to receive any other benefit or consideration upon the termination of this Agreement (including, without limitation, the vesting of any unvested stock options or unvested restricted stock granted to the Chairman), and the Company’s obligation to make such termination payments or to provide any such other benefit or consideration, is subject to the execution by the Chairman or his legal representative of a release substantially in the form of Exhibit B hereto, the delivery of such release to the Company and the lapse (without revocation) of any revocation period provided for therein.

(f)
Cash in Lieu of Shares. The Company shall have the right to elect, by giving written notice to such effect (a “Redemption Notice”) to the Chairman (or his legal representative) within twenty (20) days following the Date of Termination to redeem any shares of Restricted Stock vesting specifically as a result of the termination of the Chairman pursuant to this Section 8 (such shares of Restricted Stock that the Company has elected to redeem are hereinafter referred to as the "Redeemed Shares") and by, within ten (10) days after the date the Redemption Notice is so given to the Chairman (or his legal representative), making payment to the Chairman (or his legal representative) in the amount equal to the value of the Redeemed Shares as determined below, and upon receipt of such payment, the Chairman shall transfer and return to the Company the Redeemed Shares (including the certificates, if any, representing the Redeemed Shares). For purposes of the foregoing, the Redeemed Shares shall be valued at the average closing price of the Company's common stock on the principal stock exchanges on which such common stock is then listed and traded during the ten (10) trading days prior to the Date of Termination.

(g)
Expiration of This Agreement. For the avoidance of doubt, the parties confirm that, upon the expiration of the Term, the non-renewal of this Agreement or the termination of Chairman’s retention hereunder for any reason or for no reason shall not be considered a termination by Company without Cause or termination by the Chairman for Good Reason, and the Chairman shall not be entitled to any termination payments as a consequence thereof.

9.
Repayment. The Chairman acknowledges and agrees that the bonuses and other incentive-based or equity-based compensation received by him from the Company with respect to and during the time of his service as an officer or director, and any profits realized from the sale of securities of the Company, are subject to the forfeiture and clawback requirements set forth in the Sarbanes-Oxley Act of 2002 and other applicable laws, rules and regulations, under the circumstances set forth therein. If any such forfeiture or clawback is required pursuant to the Sarbanes-Oxley Act of 2002 or other applicable law, rule or regulation, then within thirty (30) days after notice thereof from the Company, the Chairman shall pay to the Company the amount then required by any applicable order, directive or action of the Securities and Exchange Commission, by any court order, judgment or settlement agreement or otherwise required by any applicable law, rules and regulations to be paid or forfeited.

10.
Chairman's Successors. No rights or obligations of the Chairman under this Agreement may be assigned or transferred by the Chairman; provided however, that any cash payments payable to the Chairman hereunder or any stock options or restricted stock may be assigned by the Chairman to any third party, including transfer or by will or the laws of descent and distribution. Upon the Chairman’s death, this Agreement and all rights of the Chairman hereunder shall inure to the benefit of and be enforceable by the Chairman’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the Chairman’s interests under this Agreement. The Chairman shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder at any time or following the Chairman’s death by giving the Company written notice thereof. In the event of the Chairman’s death or a judicial determination of his incompetence, references in this Agreement to the Chairman shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If the Chairman should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the Chairman, or otherwise to his legal representatives or estate.

11.
Notice. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally, or sent by nationally-recognized, overnight courier or by registered or certified mail, return receipt requested and postage prepaid addressed as follows:

To the Company:
Equity One, Inc.
410 Park Avenue
NY NY 10022
Attention: General Counsel
With copies to:
The Chair of the Compensation Committee
and to
Herbert F. Kozlov, Esq.
Reed Smith LLP
599 Lexington Avenue
New York, New York 10022

To Chairman:	Mr. Chaim Katzman Equity One, Inc. 1600 NE Miami Gardens Drive Miami, Florida 33179 With a copy to: Alan D. Axelrod, Esq. Bilzin Sumberg Baena Price & Axelrod LLP 1450 Brickell Avenue Miami, Florida 33131
or to such other address as any party may have furnished to the others in writing in accordance herewith. All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (c) in the case of mailing, on the third business day following such mailing.

12.
Attorneys’ Fees. The Company shall reimburse the Chairman for the reasonable attorneys’ fees and costs incurred by the Chairman in connection with the review, negotiation and execution of this Agreement up to (and not exceeding) $10,000. If either party is required to seek legal counsel to enforce the terms and provisions of this Agreement, the prevailing party in any action shall be entitled to recover reasonable attorneys’ and paralegals' fees and costs (including on appeal).

13.
Miscellaneous and Waiver of Jury Trial. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by the Chairman and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. The parties consent to the exclusive jurisdiction and venue of the Federal and State Courts situated in and for the State of New York, County of New York, with respect to any dispute arising pursuant to this Agreement. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ITS OR HIS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS AGREEMENT OR ANY DISPUTE HEREUNDER OR RELATING HERETO.

14.
Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

16.
Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the specific subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, director, employee or representative of either party hereto in respect of such specific subject matter. Any prior agreement of the parties hereto in respect of the specific subject matter contained herein is hereby terminated and canceled. For purposes of clarification and avoidance of any doubt, (a) notwithstanding anything contained herein to the contrary unless otherwise specifically provided herein, the terms and conditions of the Chairman’s retention by the Company and termination (including payments upon termination) through December 31, 2014 and prior to the Effective Date are and shall continue to be governed by the terms and conditions set forth in the Existing Chairman Compensation Agreement, but thereafter the terms and conditions of the Chairman’s retention by the Company and termination (including payments upon termination) shall be governed by the terms and conditions of this Agreement, which terms and conditions shall, from and after the Effective Date, supersede and control and (b) notwithstanding anything contained herein to the contrary, if the Existing Chairman Compensation Agreement is terminated on or prior to December 31, 2014 in accordance with the terms thereof (other than as a result or consequence of the expiration of the term thereof), (i) the Chairman’s entitlement to any payment on account of or with respect to such termination shall be governed solely by the terms of the Existing Chairman Compensation Agreement and (ii) the Company shall have no obligations or liabilities to the Chairman under or pursuant to this Agreement. For avoidance of doubt, the parties confirm that neither the expiration of the Term (as defined in the Existing Chairman Compensation Agreement) nor the non-renewal of the Existing Chairman Compensation Agreement nor the termination of Chairman’s retention thereunder as a consequence of the expiration of such Term (subject, however, to the Chairman being retained by the Company pursuant to the terms of this Agreement) shall be considered, for the purposes of the Existing Chairman Compensation Agreement, to be a termination by the Company without Cause or termination by the Chairman for Good Reason, and the Chairman shall not be entitled to any termination payments as a consequence thereof.

17.	Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

18.
Noncontravention. The Company represents to the Chairman that the Company is not prevented from entering into or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or certificate of incorporation or by any agreement to which it is a party, other than that that would not have a material and adverse effect on the Company’s ability to enter into or perform this Agreement. The Chairman represents to the Company that he is not a party to any agreement that would preclude him from entering into or performing this Agreement.

19.	Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

[The remainder of this page is intentionally left blank]

The parties hereto have executed this Agreement effective as provided above.

Equity One, Inc.

By:	/s/ Neil Flanzraich
Name:	Neil Flanzraich
Title:	Chair, Compensation Committee of the Board of Directors of Equity One, Inc.

/s/ Chaim Katzman
Chaim Katzman

EXHIBIT A
EQUITY ONE, INC.
Restricted Stock Agreement
Under the Amended and Restated
2000 Executive Incentive Compensation Plan
For
Chaim Katzman
________
This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective as of January 2, 2015 by and between EQUITY ONE, INC., a Maryland corporation (the “Company”), and Chaim Katzman (the “Recipient”).
W I T N E S S E T H:
WHEREAS, the Company has adopted the Amended and Restated 2000 Executive Incentive Compensation Plan (the “Plan”; capitalized terms not otherwise defined in this Agreement shall have the meanings given thereto in the Plan) to assist it and its Subsidiaries in attracting, motivating, retaining and rewarding high-quality employees, officers, directors and independent contractors;
WHEREAS, the Plan authorizes the Board or the Committee to grant Awards, including shares of Restricted Stock, to the Plan’s participants; and
WHEREAS, the Board or the Committee has determined that it is in the best interest of the Company to grant the Recipient an Award of Restricted Stock, on the terms and subject to the conditions provided in the Plan and this Agreement;
NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (the “parties”), intending to be legally bound, hereby agree as follows:
SECTION 1.    Award of Restricted Stock. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants and issues, as of, January 2, 2015 (the “Date of Grant”), to the Recipient, 255,000 shares of Restricted Stock. The Restricted Stock is issued pursuant to the Plan, which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.
SECTION 2.    Vesting of Restricted Stock; No Partial Vesting.
(a)    Subject to the acceleration and forfeiture provisions below, the shares of Restricted Stock shall become vested on the following dates (each, a “Vesting Date”):

Number of Shares	Vesting Date
7,095	January 31, 2015
7,083	The last day of each calendar month beginning February 2015 and ending (and including) December 2017

Except as otherwise provided herein, there shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of shares of Restricted Stock shall occur only on the applicable Vesting Date.
(b)    Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any shares of Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable in accordance with the Plan.
(c)    Subject to any written employment agreement, offer letter or other similar agreement, including, without limitation, that certain Chairman Compensation Agreement, dated as of June 2, 2014, by and between the Company and the Recipient (the “Compensation Agreement”), in the event of the Recipient’s death during the term of this Agreement, that percentage (and number) of shares of Restricted Stock that would have vested (in accordance with Section 2(a) hereof) had the death occurred on the third-month anniversary of the date of death, shall be Vested Shares (as defined below) and shall be delivered, subject to any requirements under this Agreement, to the beneficiary or beneficiaries designated by the Recipient, or if the Recipient has not so designated any beneficiary(ies), or no designated beneficiary survives the Recipient, such shares shall be delivered to the personal representative of the Recipient’s estate.
(d)    Notwithstanding anything in this Agreement to the contrary, the Restricted Stock shall also vest at the time(s) and in the manner as provided under the terms of any written employment agreement, offer letter or other similar agreement between the Recipient and the Company, including, without limitation, the Compensation Agreement, the terms of which shall govern and control the terms hereof.
(e)    The portion of the Restricted Stock that has not vested pursuant to this Section 2 is sometimes referred to as “Non-Vested Shares,” and the portion of the Restricted Stock that has vested pursuant to this Section 2 is sometimes referred to as “Vested Shares.”
SECTION 3.    Delivery of Restricted Stock.
(a)    One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Recipient but shall be held and retained by the Company until the later of (i) the latest date on which the shares subject to this Award become Vested Shares pursuant to Section 2 hereof, or (ii) the date on which the Non-Vested Shares are forfeited pursuant to the provisions of Section 4 hereof (the later of such dates being referred to as the “Applicable Date”). All such stock certificates may be inscribed with the following legend, along with such other legends that the Board or the Committee shall deem necessary and appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.
(b)    The Recipient shall, at the Company’s request, deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.
(c)    On or after the Applicable Date, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all Vested Shares, which certificate(s) shall be delivered to the Recipient within ten (10) business days of the date of receipt by the Company of the Recipient’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate.
(d)     If the Company is authorized to issue shares without certificates, then the Company may, in the discretion of the Board or the Committee, issue shares pursuant to this Agreement without certificates (including by means of issuance in book-entry form with the Company’s stock transfer agent), in which case any references in this Agreement to certificates shall instead refer to whatever evidence may be issued to reflect the Recipient’s ownership of the shares subject to the terms and conditions of this Agreement.
SECTION 4.    Cessation of Services. Subject to Section 2 above, unless the Board or Committee shall determine otherwise, in its sole discretion, or unless any written agreement between the Recipient and the Company provides to the contrary, including, without limitation, the Compensation Agreement, if the Recipient ceases to serve as the Chairman of the Board of Directors of the Company for any reason, any Non-Vested Shares shall be forfeited immediately upon such event or occurrence and revert back to the Company, without any payment or other consideration to the Recipient. The Board or the Committee shall have the power and authority to enforce on behalf of the Company any and all rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.
SECTION 5.    Rights with Respect to Restricted Stock.
(a)    Except as otherwise provided in this Agreement (including, without limitation, as provided in Section 7 hereof), the Recipient shall have, with respect to all the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive cash dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split‑up, stock dividend or recapitalization undertaken by the Company; provided, however, that, unless vesting is accelerated pursuant to Section 2 above, all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited).

(b)    If at any time while this Agreement is in effect (or shares granted hereunder shall be or remain unvested) there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.
(c)    Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).
SECTION 6.    Tax Matters. Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including, without limitation, the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient should consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations and the Company makes no recommendation with respect to any such election.
SECTION 7.    Transfer Restrictions. Except as otherwise expressly provided in Section 2(c) of this Agreement, Non-Vested Shares of Restricted Stock (i) are not transferable, (ii) shall not be sold, conveyed, transferred, assigned, pledged, hypothecated, encumbered, gifted, donated, delivered or otherwise disposed of, whether voluntarily or involuntarily, in whole or in part, directly or indirectly (hereinafter, a “transfer”) (whether by operation of law or otherwise), and (iii) shall not be subject to execution, attachment or similar process. Upon any attempt to transfer Non-Vested Shares, or in the event of any levy upon any of such shares by reason of any execution, attachment or similar process contrary to the provisions hereof, such Non-Vested Shares shall immediately and without notice terminate, be forfeited and be and become null and void.

SECTION 8.    Amendment, Modification and Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.
SECTION 9.    Complete Agreement. Subject to Section 21 below, this Agreement (together with the Plan and those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
SECTION 10.    No Right to (Continued) Service. This Agreement and the grant of Restricted Stock hereunder shall not shall confer, or be construed to confer, upon the Recipient any right to service, or continued service, with the Company or any of its Subsidiaries.
SECTION 11.    No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
SECTION 12.    Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
SECTION 13.    No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
SECTION 14.    Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida (without reference to the conflict of laws rules or principles thereof).

SECTION 15.    Effect of the Plan. This Agreement and the Restricted Stock are subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Recipient accepts the Restricted Stock subject to all the terms and provisions of the Plan and this Agreement. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.
SECTION 16.    Interpretation. The Recipient accepts the Restricted Stock subject to all the terms, provisions and restrictions of this Agreement. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board of the Company upon any questions arising under this Agreement or under the Plan.
SECTION 17.    Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
SECTION 18.    Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Chief Financial Officer at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
SECTION 19.    Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
SECTION 20.    Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
SECTION 21.    Other Employment Agreements, Arrangements, etc. Notwithstanding anything herein to the contrary, the specific terms of this agreement are subject to the express provisions of any written employment agreement, offer letter or other similar arrangement between the Company and the Recipient whether signed prior to, contemporaneously with or after the execution hereof, including, without limitation, the Compensation Agreement. To the extent of any conflict between the terms hereof and the terms of any such written agreement, letter or arrangement, the terms of such other agreement shall control.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

EQUITY ONE, INC.

By:

Recipient acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock issued pursuant hereto subject to all of the terms and provisions thereof. Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.
Agreed and Accepted on this
____ day of January, 2015:

RECIPIENT:

__________________________________
Chaim Katzman

EXHIBIT B
FORM OF RELEASE
GENERAL RELEASE, dated as of [_______________], 201_ (the “Effective Date”), entered into by Chaim Katzman (“Katzman”) in favor of Equity One, Inc. (along with its affiliates and subsidiaries, the “Company”) and the current and prior directors, officers, employees, agents and representatives of the Company and its subsidiaries, in their capacity as such (collectively, the “Released Parties”).
WHEREAS, Katzman and the Company previously entered into a Chairman Compensation Agreement (the “Compensation Agreement”), dated as of June 2, 2014 and effective as of January 1, 2015, that has governed the terms and conditions of Katzman’s service as the Chairman of the Board of Directors of the Company, and Katzman’s retention thereunder has been terminated in accordance with the terms thereof.
WHEREAS, this General Release (this “Release”) is the release referred to in Section 8 of the Compensation Agreement.
WHEREAS, following execution of this Release and expiration of the seven-day revocation period referred to in Section 5 below, Katzman will be entitled to payment of certain amounts (such amounts, collectively, “Termination Payments”) and other rights and benefits (such other rights and benefits, collectively, “Termination Benefits”) referred to in Section 8 of the Compensation Agreement.
WHEREAS, Katzman desires to compromise, finally settle and fully release actual or potential claims, including, without limitation, those related to Katzman’s retention and termination of retention that Katzman in any capacity may have or claim to have against the Company or any of the other Released Parties, excepting only those claims expressly provided herein to be excluded.
WHEREAS, Katzman acknowledges that he is waiving his rights or claims only in exchange for consideration in addition to anything of value to which he already is entitled.
NOW, THEREFORE, in consideration of the foregoing and the Company’s agreement to pay the Termination Payments and to provide the Termination Benefits, Katzman, intending to be legally bound hereby, for himself and his heirs, executors, administrators, legal representatives, successors and assigns, does hereby agree as follows:
1.The recitals above are true and correct.
2.Except as expressly provided in Section 4 below, Katzman does hereby completely release and forever discharge the Company and the other Released Parties of and from any and all actions, causes of action, suits, counterclaims, debts, dues, covenants, contracts, bonuses, controversies, agreements, promises, rights, claims, charges, complaints, expenses, costs (including, without limitation, attorneys’ fees and other costs of defense or prosecution), damages, losses, liabilities and demands whatsoever in law or equity (all of the foregoing, collectively, “Claims”) whatsoever and of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, liquidated or unliquidated, contingent or certain, and whether arising at law or in equity, under the common law, state law, federal law or any other law or otherwise, that Katzman ever had, may now have or hereafter can, shall or may have against the Company or any of the other Released Parties, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the date of this Release.

3.The release set forth in Section 2 above shall extend and apply, without limitation, to any and all Claims in connection with Katzman’s service to the Company or the termination thereof, including, without limitation, wrongful termination, breach of express or implied contract or unpaid wages or pursuant to any federal, state or local employment laws, regulations or executive orders prohibiting, inter alia, discrimination on the basis of age, race, sex, national origin, religion, handicap and/or disability, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1966, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Immigration Reform and Control Act, the Family and Medical Leave Act, the New York and Federal Constitutions, the New York Human Rights Law, the New York Retaliatory Action By Employers Law, the New York Civil Rights Law, the New York Wage-Hour Law, the New York Workers' Compensation Law, the New York Wage Payment Law, and the New York City Human Rights Law; and any and all other federal, state and local laws and regulations prohibiting, without limitation, discrimination in employment, retaliation, conspiracy, tortious or wrongful discharge, breach of an express or implied contract, breach of a covenant of good faith and fair dealing, intentional and/or negligent infliction of emotional distress, defamation, misrepresentation or fraud, negligence, negligent supervision, hiring or retention, assault, battery, detrimental reliance or any other offense.
4. Katzman’s release provided in Sections 2 and 3 above does not extend or apply to any Claims with respect to the following (“Excluded Claims”): (a) the Company’s obligations to pay the Termination Payments or to pay or provide the Termination Benefits, (b) the Company’s obligations under that certain Indemnification Agreement, dated as of March 12, 2012, by and between the Company and Katzman, (c) Katzman’s entitlement to be indemnified by the Company with respect to Claims relating to any action or inaction, or any conduct or misconduct, by Katzman in his capacity as the Chairman of the Company or otherwise as a director, officer or employee of the Company (or in any similar capacity), whether pursuant to (i) the Company’s certificate of incorporation (as amended, restated or otherwise modified and in effect at the relevant time), (ii) the Company’s by-laws (as amended, restated or otherwise modified and in effect at the relevant time), (iii) any resolution duly adopted by the Company's Board of Directors or shareholders and in effect at the relevant time, (iv) the Maryland General Corporation Law and/or (v) any other applicable law, rule or regulation or court order or judgment or any other agreement in effect at the relevant time or (d) any other rights or claims that may arise after the date of this Release. For avoidance of doubt, nothing contained herein shall be deemed a waiver or release by Katzman with respect to any protections or other rights to which he may be entitled under any D&O or other insurance policy.
5.Pursuant to the provisions of the Older Workers Benefit Protection Act (“OWBPA”), which applies to Katzman’s waiver of rights under the Age Discrimination in Employment Act, Katzman has had a period of at least twenty-one (21) days within which to consider whether to execute this Release. Also pursuant to the OWBPA, Katzman may revoke the Release within seven (7) days of its execution. It is specifically understood that this Release shall not become effective or enforceable until the seven-day revocation period has expired. Consideration for this Release will not be paid until the later of (a) expiration of the seven-day revocation period or (b) the date provided for in the Compensation Agreement.
6.Katzman acknowledges that, pursuant to the OWBPA, the Company has advised Katzman, in writing, to consult with an attorney before executing this Release.
7.Katzman covenants and agrees that he will not bring, initiate, enter into, maintain or participate in any suit, arbitration or other administrative or judicial proceeding, by means of a direct claim, cross claim, counterclaim, setoff or otherwise, against any Released Party based or premised on any of the Claims released above.

8.Katzman acknowledges that the Company will not pay or be obligated to pay, and Katzman shall not be entitled to, any consideration other than as expressly provided for by this Release or the Compensation Agreement or with respect to Excluded Claims.
9.Katzman fully understands that if any fact or circumstance with respect to which this Release is executed is found hereafter to be different from the facts or circumstances Katzman now believes to be true, he expressly accepts and assumes the risk of such possible difference in fact or circumstance and agrees that this Release shall be effective notwithstanding such difference in fact or circumstance.
10.This Release does not constitute an admission by the Company or any other Released Party of a violation of any law, order, regulation or enactment or of wrongdoing of any kind.
11.All matters relating to the interpretation, construction, validity and enforcement of this Release shall be governed by and construed in accordance with the laws of the State of New York, both substantive and remedial. Any dispute under or with respect to this Release may be heard before any State or Federal court of competent jurisdiction situated in Manhattan, New York, and any such court shall have non-exclusive jurisdiction over and with respect to any such dispute. Katzman consents and submits to the jurisdiction, including, without limitation, personal jurisdiction, of each such court and the forum and venue of each such court. Katzman hereby agrees not to raise any defense or objection, under the theory of forum non conveniens or otherwise, with respect to the jurisdiction of any such court.
12.The failure of any provision of this Release shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Release shall not be construed to be a waiver of such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision. In the event that any provision or portion of this Release shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Release shall be unaffected thereby and shall remain in full force and effect.
13.This Release represents the entire understanding and agreement of Katzman and the Released Parties with respect to the subject matter hereof, and there are no promises, agreements, conditions, undertakings, warranties or representations, whether written or oral, express or implied, by or among Katzman and the Released Parties with respect to such subject matter other than as set forth herein. This Release cannot be amended, supplemented or modified except by an instrument in writing signed by Katzman and the Company, and no waiver of this Release or any provision hereof shall be effective except to the extent such waiver is in writing, specifies that the purpose thereof is to waive this Release or a provision hereof and is executed and delivered by the party to be charged therewith.
14.This Release shall be binding upon and be enforceable against Katzman and his heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by each of the Released Parties and his, her or its heirs, executors, administrators, legal representatives, successors and assigns.
15.KATZMAN REPRESENTS AND CONFIRMS THAT HE HAS CAREFULLY READ THIS RELEASE, THAT THIS RELEASE HAS BEEN FULLY EXPLAINED TO HIM, THAT HE HAS HAD THE OPPORTUNITY TO HAVE THIS RELEASE REVIEWED BY AN ATTORNEY, THAT HE FULLY UNDERSTANDS THE FINAL AND BINDING EFFECT OF THIS RELEASE, THAT THE ONLY PROMISES MADE TO HIM TO SIGN THE RELEASE ARE THOSE STATED IN THIS RELEASE AND THAT KATZMAN IS SIGNING THIS RELEASE VOLUNTARILY WITH THE FULL INTENT OF RELEASING THE RELEASED PARTIES OF ALL CLAIMS DESCRIBED HEREIN.

Katzman has executed and delivered this Release as of the date set forth below and this Release is and shall be effective, subject to expiration of the seven-day revocation period referred to in Section 5 above.

Date: _______________________, 201_

CHAIM KATZMAN

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